EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of Third Century Bancorp ( the “Company”), File Number 333-118604, our report dated March 28, 2007 on the consolidated financial statements of the Company as of December 31, 2006 and 2005 and for the two years then ended, which report is incorporated by reference in the Company’s 2006 Annual Report on Form 10-KSB for the year ended December 31, 2006, filed pursuant to the Securities Exchange Act of 1934.

/s/ BKD LLP
Indianapolis, Indiana
March 28, 2007